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                                                                    Exhibit 99.1

  CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that:

         (1)      this periodic report fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of BUCA, Inc.


                                        /s/ Joseph P. Micatrotto
                                        --------------------------------------
                                        Joseph P. Micatrotto
                                        Chairman, President and Chief
                                        Executive Officer


         A signed original of this written statement required by Section 906 has been provided to BUCA, Inc. and will be retained by BUCA, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.